Exhibit 3.42

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLES OF ORGANIZATION

LIMITED LIABILITY COMPANY

TYPE OR PRINT CLEARLY IN BLACK INK

The undersigned delivers the following articles of organization to form a South Carolina limited liability company pursuant to Sections 33-44-202 and 33-44-203 of the 1976 South Carolina Code of Laws, as amended

1	The name of the limited liability company which complies with Section 33-44-105 of the South Carolina Code of 1976, as
	amended is	Buckhorn Materials, LLC

2	The address of the initial designated office of the Limited Liability Company in South Carolina is

301 West Main St.
Street Address
Chesterfield	29709
City	Zip Code

3	The initial agent for service of process of the Limited Liability Company is

William O. Spencer, Jr.	/s/ William O. Spencer Jr.

Name	Signature

and the street address in South Carolina for this initial agent for service of process is

301 West Main St.
Street Address
Chesterfield	29709
City	Zip Code

4	The name and address of each organizer is

(a)	A Mining Group LLC
Name

	871 NW Guerdon Rd	Lake City
	Street Address	City

	Florida	32055
	State	Zip Code

(b)	Contractors Management Services, LLC
Name

	2258 W. Roosevelt Blvd.	Monroe
	Street Address	City

	N.C.	28110
	State	Zip Code

        (Add additional lines if necessary)

5	☐	Check this box only if the company is to be a term company If so, provide the term specified

Buckhorn Materials, LLC
Name of Limited Liability Company

6	☐	Check this box only if management of the limited liability company is vested in a manager or managers If this company is to be managed by managers, specify the name and address of each initial manager

(a)	Joe H. Anderson III
Name

	871 NW Guerdon St.	Lake City
	Street Address	City

	Florida	32055
	State	Zip Code

(b)	Carl A. Boggs, III
Name

	1613 W. Roosevelt Blvd.	Monroe
	Street Address	City

	N.C.	28110
	State	Zip Code

(c)
Name

	Street Address	City

	State	Zip Code

(d)
Name

	Street Address	City

	State	Zip Code

        (Add additional lines if necessary)

7	☐

Check this box only if one or more of the members of the company are to be liable for its debts and obligations under section 33-44-303(c) If one or more members are so liable, specify which members, and for which debts, obligations or liabilities such members are liable in their capacity as members

Buckhorn Materials, LLC
Name of Limited Liability Company

8	Unless a delayed effective date is specified, these articles will be effective when endorsed for filing by the Secretary of State Specify any delayed effective date and time

9	Set forth any other provisions not inconsistent with law which the organizers determine to include, including any provisions that are required or are permitted to be set forth in the limited liability company operating agreement

10	Signature of each organizer

	Date	8-31-05

(Add Additional lines if necessary)

FILING INSTRUCTIONS

1	File two copies of this form, the original and either a duplicate original or a conformed copy

2	If space on this form is not sufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form, or prepare this using a computer disk which will allow for expansion of the space on the form

3	This form must be accompanied by the filing fee of $110 00 payable to the Secretary of State

Return to	Secretary of State
P O Box 11350
Columbia, SC 29211

NOTE

THE FILING OF THIS DOCUMENT DOES NOT, IN AND OF ITSELF, PROVIDE AN EXCLUSIVE RIGHT TO USE THIS CORPORATE NAME ON OR IN CONNECTION WITH ANY PRODUCT OR SERVICE USE OF A NAME AS A TRADEMARK OR SERVICE MARK WILL REQUIRE FURTHER CLEARANCE AND REGISTRATION AND BE AFFECTED BY PRIOR USE OF THE MARK FOR MORE INFORMATION, CONTACT THE TRADEMARKS DIVISION OF THE SECRETARY OF STATE’S OFFICE AT (803) 734-1728

Form Revised by South Carolina

Secretary of State, January 2000

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

AMENDED ARTICLES OF ORGANIZATION

Limited Liability Company – Domestic

Filing Fee - $110.00

TYPE OR PRINT CLEARLY IN BLACK INK

Pursuant to S.C. Code of Laws §33-44-204(a), the undersigned limited liability company adopts the following Amended Articles of Organization:

1.	The name of the limited liability company is	Buckhorn Materials, LLC

2.	The date the articles of organization were filed is	September 7, 2005

3.	The articles of organization are amended in the following respects, of which all amended provisions may lawfully be included in the articles of organization. If the space on this form is not sufficient, please attach additional sheets containing a reference to the appropriate paragraph on this form.

The form of management of Buckhorn Materials, LLC is amended to change the form of management from “Manager-

managed” to “Member-managed.” To that end, the individuals listed as managers in Paragraph 6 of the articles of organization shall be stricken out and deleted in their entirety.

/s/ Anne Benedict	Anne Benedict, Secretary

Signature (Please see the Filing Checklist below)	Print or Type Name

Capacity/Position of Person Signing (You must check one box.)			Date	June 9, 2014

☐ Manager	☒ Member	☐ Organizer

☐ Fiduciary	☐ Attorney-in-Fact

Filing Checklist

•	Amended Articles of Organization (filed in duplicate)

•	$110.00 made payable to the Secretary of State’s Office

•	Self-Addressed, Stamped Return Envelope

•	Make sure the proper individual has signed the form (Please see S.C. Code of Laws §33-44-205(a))

Limited Liability Company forms filed with the Secretary of State must be signed in the name of the company by a: (1) manager of a manager-managed company

(2) member of a member-managed company

(3) person organizing the company, if the company has not been formed or

(4) fiduciary, if the company is in the hands of a receiver, trustee or other court-appointed fiduciary

•	Return all documents to:	South Carolina Secretary of State’s Office
Attn: Corporate Filings
1205 Pendleton Street Suite 525
Columbia, SC 29201

LLC – Domestic – Amended Articles of Organization